EXHIBIT 99.1


                  ITALY'S ENEL TO ACQUIRE U.S.-BASED CHI ENERGY

         ACQUISITION REPRESENTS ENEL'S ENTRY INTO NORTH AMERICAN MARKET


Rome, Italy, November 1, 2000 - Enel S.p.A. [MIB:ENEL, DAX:ENL, NYSE:EN] ("Enel"), through its wholly owned subsidiary Erga S.p.A ("Erga"), today announced a definitive merger agreement to acquire CHI Energy, Inc. ("CHI") of Stamford, Connecticut, a leading owner, operator and developer of renewable power projects in North America, for $170 million in cash. Major investors in CHI include Morgan Stanley & Co., Inc. and UBS AG, London Branch. Under the terms of the agreement, approximately $142 million in CHI debt will remain outstanding.

This acquisition, Enel's first in the United States, complements the company's strategy for worldwide growth in its core electric business and creates additional expansion opportunities throughout North America and Latin America.

Enel is the world's largest publicly listed electric utility with 29 million customers and a current generating capacity of 56,000 megawatts (MW). In 1999, Enel established Erga as a wholly owned subsidiary to grow its existing set of competencies and assets in the renewable energy segment of its business. With this acquisition, Erga becomes the world's largest company dedicated exclusively to renewable energy. Erga already owns 30 geothermal plants, 273 hydroelectric plants, four wind farms and three photovoltaic plants and a generating capacity of about 1,700 MW. Erga has also committed $800 million to expand its capacity in Italy. With this acquisition, Erga will have 389 power plants and a combined generating capacity of approximately 2,000 MW.

Chicco Testa, chairman of Enel, said, "Enel's acquisition of CHI is a significant achievement for our company. As a global multi-service provider, it is critical that we expand our geographic footprint in renewable energy and broaden our assets and skills mix. This transaction leverages Enel's strong core capabilities in plant operation and maintenance and will provide a platform to capture the robust growth opportunities that exist in the North American and Latin American markets. Working together with CHI, and building on their established relationships with suppliers, customers and communities, we will set new standards for renewable energy."

Paolo Pietrogrande, chief executive officer of Erga, said, "This acquisition will enable Enel to establish a beachhead for future growth in renewable energy markets throughout the United States, Canada and Latin America. Deregulation, environmental awareness and volatile oil prices are all contributing to the accelerating interest in renewable energy sources. In the United States alone, we have seen a dramatic increase in green power over the past few years. Twenty-two states now offer their customers the opportunity to purchase energy from renewable sources, and twelve states have set specific standards regarding the quantity of power sales that must come from renewables. In Canada, the government has been particularly outspoken in its support of clean energy."



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"We believe CHI is the ideal partner to enable us to capitalize on these opportunities. By harnessing the talent and experience that CHI's people bring to our organization, we will be better positioned to compete in the evolving energy marketplace. Together, we will be able to achieve results that we could not have achieved on a stand-alone basis. Our technological and operational expertise, coupled with CHI's project development strength, will fortify our abilities for global expansion. We will also be able to leverage CHI's experience in trading CO2 credits. This is a growing business in North America and, in light of the Kyoto Conference protocol, we expect it to be an expanding market in Europe as well," Mr. Pietrogrande concluded.

Edward M. Stern, president and chief executive officer of CHI said, "We are delighted to become a part of the Enel family. This transaction brings together two leading organizations, with complementary strengths, in the growing renewable energy market. Erga, backed by Enel's global reach and financial strength, offers a tremendous depth of resources and technical capabilities. CHI has extensive transactional experience and knowledge of the North American renewables market, as well as the ability to act quickly on new project opportunities. Together, we will be able to offer broader capabilities to our existing customers and project partners and also offer increased opportunities to our employees. I am confident that the combination of Erga and CHI will play a significant and dynamic part in support of Enel's growth and in meeting the growing demand for cleaner energy."

Mr. Stern will remain president and chief executive officer of CHI. Charles F. Goff, Jr., former chairman and chief executive officer of Destec Energy, Inc., will remain as chairman of CHI's board of directors. Michael J. Petrick of Morgan Stanley will also remain on CHI's board. CHI's senior management team will remain in their current positions. CHI will maintain its name and headquarters in Stamford, Connecticut, and continue to manage its portfolio of renewable energy facilities in operation, under construction, and in development.

The transaction is conditioned upon approval from the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Lazard acted as financial advisor to Enel, and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel to Enel. Morgan Stanley Dean Witter acted as financial advisor to CHI Energy, and Weil, Gotshal & Manges LLP acted as legal counsel.

ABOUT CHI ENERGY

CHI Energy, Inc., headquartered in Stamford, CT, owns and manages a portfolio of renewable energy projects across the United States and Canada with a total generating capacity of 254 MW, plus 53 MW under construction and other projects under development. CHI's projects are located in 15 U.S. states and two Canadian provinces, with concentrations in the northeastern, southeastern and western United States and eastern Canada. CHI's diversified portfolio of renewable energy projects includes hydropower, biomass, landfill gas, wind and other clean energy generation technologies. Pending its acquisition by Erga, CHI's major shareholders include Morgan Stanley & Co., Inc. and UBS AG, London Branch, which hold approximately 39.7 percent and 34.5 percent, respectively, of CHI's common equity.

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ABOUT ERGA

Erga is the wholly owned renewable energy subsidiary of Enel. Erga has a generating capacity of 1,700 MW and produces approximately 7.5 billion KWh annually. Erga's geothermal, small-hydro, wind and photovoltaic energy generation is sufficient to supply the electricity needs of about 3.5 million Italian homes. In addition to its focus on renewable energy, Erga provides industrial repair and equipment upgrade services for Enel and for outside customers. Erga's mission is to develop the business of energy generation from renewable sources, maximizing its economic value through the efficient use of power plants, the identification of new renewable sources, technological development and the proficient use of its human, technical and financial resources. Erga employs approximately 2,300 people.

ABOUT ENEL

Enel (MIB:ENEL, DAX:ENL, NYSE:EN) is the principal electricity company in Italy and the largest traded electric utility worldwide with the leading position in the generation, transmission, distribution and supply of electricity. The company, with 1999 revenues in excess of L40,000 billion (approximately $20 billion) and 76,000 employees, serves more than 29 million customers. As of June 30, 2000, Enel has sold 103.3 TWh of electricity, with net installed capacity of about 56,000 MW. Enel's most significant business outside its core electricity operations is its 56.6 percent interest in WIND, a joint venture in the telecommunications industry with France Telecom, and the recent acquisition of Infostrada from Vodafone. The two companies will serve more than 12 million costumers.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Enel S.p.A., Erga S.p.A. and CHI Energy, Inc. are based on current beliefs as to the outcome and timing of future evens, and actual results may differ materially from those projected or implied in the forward looking statements. Further, certain forward looking statements are based upon assumptions of future events which may not prove to be accurate. The forward looking statements involve risks and uncertainties including, but not limited to: changes in laws or regulations, changing governmental policies and regulatory actions with respect to allowed rates of return including but not limited to return on equity and equity ratio limits, industry and rate structure, acquisition, disposal, depreciation and amortization of assets and facilities, operation and construction of plant facilities, recovery of fuel and purchased power costs, decommissioning costs, present or prospective wholesale and retail competition, political and economic risks, changes in and compliance with environmental and safety laws and policies, weather conditions (including natural disasters such as hurricanes), population growth rates and demographic patterns, competition for retail and wholesale customers, availability, pricing and transportation of fuel and other energy commodities, market demand for energy from plants or facilities, changes in tax rates or policies or in rates of inflation or in accounting standards, unanticipated delays or changes in costs for capital projects, unanticipated changes in operating expenses and capital expenditures, capital market conditions, competition for new energy development opportunities and legal and administrative proceedings (whether civil, such as environmental, or criminal) and settlements and other factors. Readers are referred to Enel S.p.A.'s and CHI Energy, Inc.'s most recent reports filed with the Securities and Exchange Commission.


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CONTACTS FOR ENEL AND ERGA
Investors:
Luca Torchia
39-06-8509-3437
torchia.luca@enel.it


Media:
Costanza Esclapon
39-06-8509-5646
esclapon.costanza@enel.it

Joele Frank / Barrett Godsey
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449



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